                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549
                                  ____________

                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):  November 23, 1998


                         TARGETED GENETICS CORPORATION
              (Exact name of registrant as specified in charter)

         WASHINGTON                        0-23930                       91-1549568
(State or other jurisdiction of     (Commission File Number)    (IRS Employer Identification No.)
        incorporation)

                           1100 OLIVE WAY, SUITE 100
                           SEATTLE, WASHINGTON  98101
              (Address of principal executive offices) (Zip Code)

                                 (206) 623-7612
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

     On November 23, 1998, Targeted Genetics Corporation (the "Company") formed a collaboration with Medeva PLC and Medeva Pharmaceuticals, Inc. ("Medeva"), an affiliate of Medeva PLC, to develop and commercialize tgAAV-CF, the Company's potential gene therapy product for the treatment of cystic fibrosis. Pursuant to the collaboration, the Company and Medeva entered into a Master Agreement, a License and Collaboration Agreement and a Supply Agreement; the Company, Medeva and Medeva PLC entered into a Common Stock Purchase Agreement; and the Company and Medeva PLC entered into a Credit Agreement (collectively the "Collaboration Agreement"). Pursuant to the Collaboration Agreement, the Company could receive up to $54 million, including $12 million in loans.

     The consideration being paid by Medeva and Medeva PLC to the Company comprises: a $5 million technology license fee; clinical and regulatory milestone payments totaling $19 million; a loan of $2 million; investment in the Company equity totaling $3 million; and up to a maximum of $15 million in development funding for this project over a three year period. Under certain conditions, Medeva will also make available to the Company a loan of $10 million toward the building of a manufacturing facility for the production of tgAAV-CF. Of the above amounts, a total of $8.5 million is payable upon the signing of the Collaboration Agreement. Medeva will cover the cost of clinical and regulatory activities related to the development of the product for which it is responsible under the Collaboration Agreement.

     Clinical trials of tgAAV-CF in the United States will be managed by the Company through the completion of Phase I studies. The Company may, under certain conditions, manage Phase II clinical trials in the United States.
Medeva will manage all other trials and will be responsible for worldwide registration of tgAAV-CF. Upon registration, Medeva will be responsible for worldwide marketing of the product. A joint development committee, comprised of three individuals from each company, will be formed to oversee the formation and execution of the tgAAV-CF clinical development plan. Assuming successful development and registration of the product, Medeva will purchase tgAAV-CF from the Company under the Supply Agreement.

     The Master Agreement is attached hereto as Exhibit 1.1, the License and Collaboration Agreement is attached hereto as Exhibit 1.2, the Supply Agreement is attached hereto as Exhibit 1.3, the Common Stock Purchase Agreement is attached hereto as Exhibit 1.4, and the Credit Agreement is attached hereto as
Exhibit 1.5. A letter agreement, dated as of November 23, 1998, assigning Medeva's rights and obligations with respect to the initial purchase and sale of the Company's stock under the Common Stock Purchase Agreement to Medeva PLC, is attached as Exhibit 1.6.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits.

EXHIBIT NO.  DESCRIPTION
-----------  -------------------------------------------------------------------
  1.1*       Master Agreement, dated as of November 23, 1998, by and between the
             Company and Medeva.

  1.2* License and Collaboration Agreement, dated as of November 23, 1998, by and between the Company and Medeva.

  1.3* Supply Agreement, dated as of November 23, 1998, by and between the Company and Medeva.

  1.4 Common Stock Purchase Agreement, dated as of November 23, 1998, by and among the Company, Medeva and Medeva PLC.

  1.5 Credit Agreement, dated as of November 23, 1998, by and between the Company and Medeva PLC.

  1.6 Letter agreement, dated as of November 23, 1998, assigning Medeva's rights and obligations with respect to the initial purchase and sale of the Company's stock under the Common Stock Purchase
             Agreement, dated as of November 23, 1998, to Medeva PLC, by and among the Company, Medeva and Medeva PLC.

* Confidential treatment requested; the omitted material has been separately filed with the Commission.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              TARGETED GENETICS CORPORATION


                              By: /s/  James A. Johnson
                                  ---------------------
                                  James A. Johnson
                                  Chief Financial Officer
                                  (Authorized Officer and Principal
                                  Financial Officer)

Dated:  January 4, 1999

                                 EXHIBIT INDEX


EXHIBIT NO.   DESCRIPTION
-----------   ------------------------------------------------------------------
  1.1*        Master Agreement, dated as of November 23, 1998, by and between the Company and Medeva.

  1.2*        License and Collaboration Agreement, dated as of November 23,
              1998, by and between the Company and Medeva.

  1.3* Supply Agreement, dated as of November 23, 1998, by and between the Company and Medeva.

  1.4 Common Stock Purchase Agreement, dated as of November 23, 1998, by and among the Company, Medeva and Medeva PLC.

  1.5 Credit Agreement, dated as of November 23, 1998, by and between the Company and Medeva PLC.

  1.6         Letter agreement, dated as of November 23, 1998, assigning
              Medeva's rights and obligations with respect to the initial purchase and sale of the Company's stock under the Common Stock
              Purchase Agreement, dated as of November 23, 1998, to Medeva PLC, by and among the Company, Medeva and Medeva PLC.

* Confidential treatment requested; the omitted material has been separately filed with the Commission.